SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
________________
Date of Report (Date of earliest event reported):
December 15, 2004
Alpharma Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8593	22-2095212
(State or other jurisdiction of incorporation)	(Commission File Number No.)	(IRS Employer Identification)
One Executive Drive, Fort Lee, New Jersey 07024
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code
(201) 947-7774
Not Applicable
______________________________________________
(Former name or former address, if changed since
last report)

Item 1.01 Entry into a Definitive Material Agreement

On December 15, 2004, Alpharma Inc. (the "Company") adopted the Alpharma Inc. 2005 Supplemental Savings Plan (the "Plan"), to provide a deferred compensation vehicle to a select group of management, in compliance with the American Jobs Creation Act of 2004. The Plan will allow such executives, who participate in the Company's Savings Plan (a 401(k) plan), to continue deferring compensation after their Savings Plan contributions have met the pre-tax contribution dollar limit established by the Internal Revenue Service. In connection with this Plan, the Company also approved the "freezing" of all vested benefits under the Company's existing supplemental savings plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ALPHARMA INC.
By: /s/ Robert F. Wrobel
Name: Robert F. Wrobel Title: Executive Vice President & Chief Legal Officer

Date: December 16, 2004